Exhibit 99.1

Cardinal Health’s filings with the Securities and Exchange Commission (the “SEC”), including Cardinal Health’s annual report on Form 10-K for the fiscal year ended June 30, 2007 (the “2007 Form 10-K”), Cardinal Health’s Annual Report to Shareholders, any quarterly report on Form 10-Q or any current report on Form 8-K of Cardinal Health (along with any exhibits to such reports as well as any amendments to such reports), our press releases, or any other written or oral statements made by or on behalf of Cardinal Health, may include or incorporate by reference forward-looking statements which reflect Cardinal Health’s current view (as of the date such forward-looking statement is first made) with respect to future events, prospects, projections or financial performance. The matters discussed in these forward-looking statements are subject to certain risks and uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in or by such statements. These uncertainties and other factors include, but are not limited to:

•	competitive pressures in the markets in which the Company operates, including pricing pressures;

•	the loss of, or default by, one or more key customers or suppliers, such as pharmaceutical or medical/surgical manufacturers for which alternative supplies may not be available or easily replaceable;

•	unfavorable changes to the terms of key customer or supplier relationships, or changes in customer mix;

•	changes in manufacturers’ pricing, selling, inventory, distribution or supply policies or practices, including policies concerning price appreciation;

•	changes in hospital buying groups or hospital buying practices;

•	changes in the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation, or changes in the timing of generic pharmaceutical launches;

•	changes in the distribution or outsourcing pattern for pharmaceutical and medical/surgical products and services, including an increase in direct distribution;

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the costs, difficulties and uncertainties related to the integration of acquired businesses, including liabilities related to the operations or activities of such businesses prior to their acquisition;

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changes in laws and regulations or in the interpretation or application of laws or regulations, as well as possible failures to comply with applicable laws or regulations as a result of possible misinterpretations or misapplications;

•	legislative changes to the prescription drug reimbursement formula and related reporting requirements for generic pharmaceuticals under Medicaid;

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future actions of regulatory bodies and other government authorities, including the FDA and foreign counterparts, that could delay, limit or suspend product development, manufacturing or sale or result in seizures, injunctions and monetary sanctions;

•	injury to person or property resulting from our manufacturing, compounding, repackaging, information systems or pharmacy management services;

•	the results, consequences, effects or timing of any commercial disputes, patent infringement claims, shareholder claims, derivative claims, or other legal proceedings;

•	the costs, effects, timing or success of restructuring programs or plans;

•	downgrades of our credit ratings, and the potential that such downgrades could adversely affect our access to capital or increase our cost of capital;

•	increased costs for the components, compounds, raw materials or energy used by our manufacturing businesses or shortages in these inputs;

•	the risks of counterfeit products in the supply chain;

•	the continued financial viability and success of our customers, suppliers and franchisees;

•	failure to retain or continue to attract senior management or key personnel;

•	risks associated with international operations, including fluctuations in currency exchange;

•	costs associated with protecting our trade secrets and enforcing our patent, copyright and trademark rights, and successful challenges to the validity of our patents, copyrights or trademarks;

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difficulties or delays in the development, production, manufacturing and marketing of new products and services, including difficulties or delays associated with obtaining requisite regulatory consents or approvals associated with those activities;

•	difficulties and costs associated with enhancing our accounting systems and internal controls and complying with financial reporting requirements;

•	disruption or damage to or failure of our information systems;

•	uncertainties relating to general economic, political, business, industry, regulatory and market conditions; and

•	other factors described in “Item 1A: Risk Factors” of the 2007 Form 10-K.

The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “target,” “intend,” “seek,” and similar expressions generally identify “forward-looking statements,” which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, except to the extent required under applicable law.